EXHIBIT 10.3

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 25 2018, by and between MATTERSIGHT CORPORATION, a Delaware corporation (“Borrower”), and CIBC BANK USA (formerly known as The PrivateBank and Trust Company, “Lender”), as Lender and Issuing Lender.

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of June 29, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”); and

WHEREAS, Borrower has requested, and Lender has agreed, to amend the Loan Agreement subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS. Terms used in this Amendment (including in the recitals) which are defined in the Loan Agreement, as amended hereby, shall have the same meanings herein unless otherwise defined in this Amendment.

SECTION 2. AMENDMENT TO LOAN AGREEMENT.

2.1 Additional Defined Terms. The following defined terms are hereby added to Section 1.1 of the Loan Agreement in their alphabetically proper locations:

Liquidity means, as of any date of determination, the sum of (a) the Revolving Loan Availability minus the Revolving Outstandings as of such date, plus (b) the aggregate amount of unrestricted cash and Cash Equivalent Investments of Borrower held in deposit or securities accounts maintained at Lender as of such date.

NICE Merger Agreement means the Agreement and Plan of Merger, dated on or before the Second Amendment Effective Date, by and between NICE Systems, Inc., a Delaware corporation, NICE Acquisition Sub, Inc., a Delaware corporation, Borrower and NICE Ltd., a company organized under the laws of Israel, the form and substance of which shall be reasonably satisfactory to Lender.

Second Amendment to Loan Agreement means that certain Second Amendment to Loan and Security Agreement, dated as of the Second Amendment Effective Date, by and between Borrower and Lender.

Second Amendment Effective Date means April 25, 2018.

2.2 Modification of Certain Defined Terms. The following defined term set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Adjusted EBITDA means, with respect to any fiscal period being measured an amount equal to the sum of (a) consolidated net income of Borrower and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of Borrower’s consolidated net income and without duplication: (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) consolidated total interest expense paid or accrued during such period, plus (iv) non-cash management compensation expenses for such period, all as calculated by Borrower in its public filings and statements as of the Closing Date or as otherwise agreed in writing by the Lender; plus, (v) solely for the purpose of determining Adjusted EBITDA for the Fiscal Quarter ending June 30, 2018 (and not any other date of determination), the aggregate transaction related fees, costs and expenses (including accruals therefor) incurred in connection with the Second Amendment to Loan Agreement or the NICE Merger Agreement and the transactions contemplated thereby in an aggregate amount not to exceed $2,000,000 for such period. For the avoidance of doubt, expenses (including attorneys’ fees and expenses, prepayment premiums and the like) incurred in connection with the closing of the transactions contemplated hereunder and the repayment of Debt outstanding under that certain Loan and Security Agreement, dated as of August 1, 2016, between Borrower and Hercules Capital, Inc., as lender, shall not be deducted for purposes of determining Adjusted EBITDA.

2.3 Modification of Adjusted EBITDA Financial Covenant. Section 11.13.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

11.13.2 Adjusted EBITDA. Not permit Adjusted EBITDA of the Borrower as of the of last day of each Fiscal Quarter to be less than the amount of set forth below for the period ending on such date:

Four-Fiscal Quarter Period Ending	Minimum Adjusted EBITDA
March 31, 2018	$250,000
June 30, 2018	($2,500,000)
September 30, 2018	$500,000
December 31, 2018	$2,500,000

Last day of each Fiscal Quarter of each Fiscal Year thereafter	An amount to be determined by the Lender after its receipt of the projections for such Fiscal Year delivered pursuant to and in accordance with Section 10.1.8, which shall be set in a manner reasonably consistent as used to establish the covenant levels set forth above.

2.4 Minimum Liquidity Financial Covenant. The Loan Agreement is hereby amended by inserting the following as a new Section 11.13.3 thereto:

11.13.3 Minimum Liquidity. Not permit the Liquidity as of the last day of each calendar month to be less than $2,000,000.

2.1 Modification of Section 10.1.3. Section 10.1.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each report pursuant to Section 10.1.1 and each set of monthly reports for the last month of each Fiscal Quarter pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date such monthly statements and signed by a Senior Officer of Borrower, containing a computation of each of the financial covenants and restrictions set forth in Section 11.13 (to the extent then required to be tested pursuant to the terms thereof) and to the effect that such officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

2.2 Compliance Certificate Exhibit. Exhibit B to the Loan Agreement is hereby amended and restated in its entirety in the form of Exhibit B attached hereto.

SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

3.1 Documents. Lender shall have received, in form and substance reasonably satisfactory to Lender, the following:

(a) duly executed original signatures to this Amendment; and

(b) such other documents as Lender shall reasonably deem necessary or appropriate.

3.2 Events of Default. No Default or Event of Default shall have occurred and be continuing.

3.3 Representations and Warranties. All representations and warranties of Borrower in the Loan Documents shall be true and correct in all material respects with the same effect as if made on, and as of, the date hereof made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

3.4 Modification Fee. Borrower shall have paid to Bank in full a non-refundable fee of $50,000, which fee shall be deemed fully earned, due and payable upon the effectiveness of this Amendment.

3.5 NICE Merger Agreement. Borrower and other parties thereto shall have executed and delivered the NICE Merger Agreement, which shall be in full force and effect, and Lender shall have received a complete copy of the fully-executed NICE Merger Agreement, together with all schedules, annexes, and exhibits thereto, in a form and substance reasonably satisfactory to Lender.

SECTION 4. MISCELLANEOUS.

4.1 Absence of Defaults; Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender that (a) no Default or Event of Default has occurred and is continuing and (b) all representations and warranties of Borrower in the Loan Agreement and other Loan Documents are true and correct in all material respects on and as of this date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date). All representations and warranties contained in this Amendment shall survive the execution and delivery of this Amendment.

4.2 Confirmation of Obligations; Release.

(a) Borrower hereby confirms that Borrower is indebted to Lender for the Obligations, as set forth in the Loan Agreement and the other Loan Documents. Borrower further acknowledges and agrees that as of the date hereof it has no claim, defense or set-off right against Lender of any nature whatsoever, whether sounding in tort, contract or otherwise, and has no claim, defense or set-off of any nature whatsoever to the enforcement by Lender of the full amount of the Loans and other Obligations of Borrower under the Loan Agreement and the other Loan Documents.

(b) Notwithstanding the foregoing, to the extent that any claim, cause of action, defense or set-off against Lender or the enforcement of the Loan Agreement or any other Loan Document, of any nature whatsoever, known or unknown, fixed or contingent, does nonetheless exist or may exist on the date hereof, in consideration of Lender entering into this Amendment, Borrower irrevocably and unconditionally waives and releases fully each and every such claim, cause of action, defense and set-off which exists or may exist on the date hereof.

4.3 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State, without regard to conflict of laws principles.

4.4 Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronically (such as PDF) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

4.5 Reference to Loan Agreement. Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effective date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

4.6 Successors. This Amendment shall be binding upon Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns.

4.7 Costs and Expenses. Borrower hereby agrees to pay on demand, all expenses of Lender incurred in connection with the negotiation, execution and delivery of this Amendment, including reasonable fees, costs and expenses of counsel to Lender related thereto.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BORROWER:
MATTERSIGHT CORPORATION
By:	/s/ David B. Mullen
Name: David B. Mullen
Title: Chief Financial Officer
LENDER:
CIBC BANK USA
By:	/s/ Andrew Schwartz
Name: Andrew Schwartz
Title: Managing Director

[Signature page to Second Amendment to Loan and Security Agreement]

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:	The PrivateBank and Trust Company, as Lender

Please refer to the Loan and Security Agreement dated as of June 29, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) among Mattersight Corporation (“Borrower”), the other Loan Parties from time to time party thereto, and The PrivateBank and Trust Company, as Lender. Capitalized terms used but not otherwise defined herein are used herein as defined in the Loan and Security Agreement.

I.	Reports. Enclosed herewith is a copy of the [annual audit/monthly] financial reports of Borrower as at (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations of Borrower as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.	Financial Tests.[1] Borrower hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Loan and Security Agreement:

A.	Section 11.13.1 – Total Revenue
	1.	Total revenue of Borrower (including recurring and non-recurring revenue) (Total Revenue):	$	__________
	2.	Minimum Allowed[2]	$	__________
B.	Section 11.13.2 – Adjusted EBITDA
	1.	Total consolidated net income of Borrower and its Subsidiaries	$	__________
	2.	The sum of (during such period):
		depreciation and amortization	$	__________
		income tax expense	$	__________
		consolidated total interest expense	$	__________
		non-cash management compensation expenses	$	__________
transaction related fees, costs and expenses for the Second Amendment or NICE

[1]	Include calculations of Total Revenue and Adjusted EBITDA only for each delivery of the monthly reports for the last month of each Fiscal Quarter. Include calculations of Liquidity for each month.
[2]	Insert the amount which matches the applicable amount set forth in Section 11.13.1.

		Merger Agreement[3]	$	__________
		Total	$	__________
	3.	Item (1) plus (2) (Adjusted EBITDA)	$	__________
	4.	Minimum Allowed[4]	$	__________
C.	Section 11.13.3 – Minimum Liquidity
	1.	Revolving Loan Availability	$	__________
	2.	Revolving Outstandings	$	__________
	3.	Item (1) minus (2)	$	__________
	4.	Unrestricted cash of Borrower held in accounts maintained at Lender	$	__________
	5.	Liquidity (Item (4) plus (5))	$	__________
	6.	Minimum Allowed		$2,000,000

III. Defaults; Events of Default. Borrower further certifies to you that [no Default or Event of Default has occurred and is continuing.]//[each of the following Default(s) and/or Event(s) of Default has occurred and is continuing and below is a description thereof and the steps, if any, being taken to cure such Default(s) and/or Event(s) of Default:

                                                                                                                                                                                    ]

Borrower has caused this Certificate to be executed and delivered by its duly authorized officer on                     ,                     .

MATTERSIGHT CORPORATION
By:
Name:
Title:

[3]	Applicable only for the Fiscal Quarter ended June 30, 2018.
[4]	Insert the amount which matches the applicable amount set forth in Section 11.13.2.